Exhibit 1.A(8)(b)(xxxvii)

AMENDMENT TO PARTICIPATION AGREEMENT

THIS AGREEMENT is made by and among Security Life of Denver Insurance Company, a life insurance company organized under the laws of the State of Colorado (the "Company"), The GCG Trust, a management investment company and business trust organized under the laws of the Commonwealth of Massachusetts (the "Trust") and Directed Services, Inc. a corporation organized under the laws of the State of New York (the "Adviser" and the "Distributor") (collectively, the "Parties").

WHEREAS, the Parties executed a participation agreement dated February 11, 2000 (the "Participation Agreement"), governing how shares of the Trust's portfolios are to be made available to certain variable life insurance and/or variable annuity contracts (the "Contracts") offered by the Company through certain separate accounts (the "Separate Accounts");

WHEREAS, the various contracts for which shares are purchased are listed in Schedule A of the Participation Agreement;

WHEREAS, the Parties have agreed that it is in their interests to add additional Contracts that are funded by the Separate Account;

NOW, THEREFORE, in consideration of their mutual promises, the Parties agree as follows:

The Participation Agreement is hereby amended by substituting for the current Schedule A an amended Schedule A in the form attached hereto which adds additional Contracts to the list of Contracts Funded by the Separate Account.

Executed this _______ day of _____________________, 2001.

Security Life of Denver Insurance Company		The GCG Trust

BY:	_______________________	BY:
	Jim Livingston		Name: _______________________
	Executive Vice President		Title: __________________________

Directed Services, Inc.

BY:
Name: _________________________
Title: __________________________

Schedule A

SECURITY LIFE OF DENVER INSURANCE COMPANY CONTRACTS AND SEPARATE ACCOUNT(S)

Separate Account

Security Life of Denver Insurance Company
Separate Account L1

Contract(s)

Asset Portfolio Manager Variable Universal Life
Corporate Benefits Variable Universal Life
Estate Designer Variable Universal Life
FirstLine Variable Universal Life
FirstLine II Variable Universal Life
Strategic Advantage Variable Universal Life
Strategic Advantage II Variable Universal Life
Strategic Benefit Variable Universal Life
Variable Survivorship Variable Universal Life